                                                                    EXHIBIT 99.2


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.



                                CONVERTIBLE NOTE

                                       OF

                               TRINITY BIOTECH PLC

               Tranche A - 5.25% Convertible Note due July 2, 2007
            Tranche B - 6.00% Convertible Note due December 31, 2005



Note No.:  1                             Original Principal Amount: US$3,000,000
Issuance Date:  November 27, 2002                  New York, New York


     THIS NOTE ("Note") is one of a duly authorized issue of Notes of TRINITY BIOTECH PLC, a corporation duly organized and existing under the laws of the Republic of Ireland (the "Company"), designated as the Company's Convertible Notes in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) which does not exceed Three Million Five Hundred Thousand U.S. Dollars (US$3,500,000) (the "Notes"), originally issued pursuant to the terms of the Purchase Agreement dated on or about the original issuance date of the Notes (the "Purchase Agreement"). The Notes are divided into two (2) tranches ("Tranches"), one tranche designated "Tranche A" representing an aggregate principal amount (when taken together with the Tranche A principal amount of all other Notes) which does not exceed Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) and the other designated "Tranche B" representing an aggregate principal amount (when taken together with the Tranche B principal amount of all other Notes) which does not exceed One Million U.S. Dollars (US$1,000,000). The maturity date of this Note ("Maturity Date") is July 2, 2007 for Tranche A and December 31, 2005 for Tranche B. Commencing January 2, 2004, the Company is required to repay quarterly in the aggregate US$200,000 in principal amount due under Tranche A of the Notes, as provided in accordance with the terms of the Notes.

     FOR VALUE RECEIVED, the Company hereby promises to pay to the order of The Tail Wind Fund Ltd. or its registered assigns or successors-in-interest ("Holder") the principal sum of Three Million U.S. Dollars (US$3,000,000), together with all accrued but unpaid interest thereon, if any, on the applicable Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Class "A" Ordinary Shares, nominal value IR(pound)0.01 per share (the "Common Stock"), in accordance with the terms hereof, which principal sum shall consist of US$2,000,000 constituting Tranche A hereunder and US$1,000,000 constituting Tranche B hereunder. Interest on the unpaid principal balance of each Tranche hereof shall accrue at the rate or rates set forth in Section 1 below from the date of original issuance hereof (the "Issuance Date") until the same becomes due and payable on the Maturity Date for such Tranche, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Agreements. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof, and, to the extent permitted by applicable law, shall continue to accrue notwithstanding any judgment registered against the Company. Notwithstanding anything contained herein, this Note (including Tranche A and Tranche B) shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a), at the rate (the "Default Rate") equal to the lower of fifteen percent (15%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

     Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Agreements. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement. For purposes hereof the following terms shall have the meanings ascribed to them below:

     "ADRs" means the Company's American Depository Receipts, each currently representing one share of Common Stock, which are quoted on the Nasdaq Small-Cap Market of The Nasdaq Stock Market (or other Approved Market). Appropriate and equitable adjustment to the terms and provisions of this Note shall be made in the event of any change to the ratio of ADRs to shares of Common Stock.

     "Bankruptcy Event" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, examinership, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any receiver, examiner, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

     "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in
Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, (v) the Company enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above, or (vi) any of the foregoing occurs with respect to the Company or the German Subsidiary.

     "Conversion Price" shall equal US$1.50, provided that if the Security Event does not occur prior to the Security Deadline for any reason whatsoever, then the Conversion Price hereunder shall be automatically and permanently reduced to equal $1.25 (such applicable Conversion Price shall be subject to adjustment as set forth herein).

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the lesser of the Conversion Price and the Market Price as of the date such ratio is being determined.

     "Convertible Securities" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

     "Effective Date" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

     "Effective Registration" shall mean (i) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement and such registration statement is not subject to any suspension or stop orders; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Agreements; (v) the closing bid price per ADR on the Principal Market shall be at least $1.00; (vi) the Company and the German Subsidiary has complied with its material obligations under all the Agreements in all material respects and has not made any material misrepresentations under any of the Agreements or under any other agreements between the Company and the Purchasers; and (vii) none of the Company, the German Subsidiary or any other direct or indirect subsidiary of the Company is subject to any Bankruptcy Event.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Lien Property" shall have the meaning set forth in the Mortgage.

     "Market Price" shall equal 90% of the average closing bid price per ADR as reported by the Principal Market for the ten (10) Trading Days immediately preceding the date on which such Market Price is being determined.

     "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN Offering") which grants to the investor (the "MFN Investor") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

     "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock (including ADRs) in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

     "Principal Amount" shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

     "Principal Market" shall mean the NASDAQ Small-Cap Market or such other principal market or exchange on which the ADRs are then listed or quoted for trading.

     "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Deadline" shall mean the date which is 105 days following the Closing Date.

     "Security Event" shall mean, and be deemed to have occurred if and only if, each and every one of the following events and conditions has occurred and currently exists:

     (i) The competent authorities in Lemgo, Germany have waived their statutory right of pre-emption with respect to the Lien Property;

     (ii) The real property acquisition tax (Grunderwerbsteuer) has been duly paid for the transfer of title and ownership of the Lien Property from Sigma-Aldrich Grundstucks GmbH & Co. KG to the German Subsidiary;

     (iii) Title and ownership of the Lien Property has been duly and validly transferred from Sigma-Aldrich Grundstucks GmbH & Co. KG to the German Subsidiary;

     (iv) The Lien Property has been transferred from Sigma-Aldrich Grundstucks GmbH & Co. KG to the German Subsidiary such that the German Subsidiary has sole legal and record ownership of the Lien Property free and clear of all liens, claims, charges and encumbrances (except for the Mortgage) and the German Subsidiary is registered in the appropriate German land register as the owner of the Lien Property;

     (v) The purchase price for the Lien Property with respect to such transfer has been duly paid as agreed upon;

     (vi) All applicable court fees have been duly paid;

     (vii) The first priority mortgage on the Lien Property in favor of Sigma Diagnostics, a division of Sigma Chemical Company in St. Louis, Missouri, USA, is deleted;

     (viii) There are no creditors of the German Subsidiary or other third parties which hinder the creation of the first priority Mortgage in favor of the Purchasers;

     (ix) All applications necessary for the transfer of title and ownership and the creation of the first priority Mortgage have been made unconditionally and irrevocably, and all other action has been taken in good faith, in order to cause the first priority Mortgage to be entered in favor of the Purchasers;

     (x) The German Subsidiary has duly executed the Mortgage and had the Mortgage duly notarized;

     (xi) The Mortgage was submitted to the German land registry (Grundbuch) for filing;

     (xii) The Mortgage was duly, validly and properly recorded by the German land registry (Grundbuch) in the public land records;

     (xiii) The Purchasers possess a first priority position (and the only) security interest, lien, charge and mortgage in the Lien Property; and

     (xiv) The Purchasers have received a duly certified extract from the appropriate German land registry evidencing the Mortgage on the Lien Property created in favor of the Purchasers and the first priority nature of such Mortgage, and no other liens, charges or mortgages shall exist on the Lien Property.

     "Trading Day" shall mean a day on which there is trading on the Principal Market.

     "Underlying Shares" means the shares of Common Stock, represented by one ADR per share, into which the Notes are convertible (including repayment in Common Stock as set forth herein and payments of interest in stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

     "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock or ADRs either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock or ADRs at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or ADRs (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock or ADRs at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act (which for the purpose of this definition shall include a sale of the Company's securities "off the shelf" in a registered offering, whether or not such offering is underwritten).

     The following terms and conditions shall apply to this Note:

     SECTION 1. Payments of Principal and Interest.

          (a) Interest Only Payments.

               (i) Tranche A. Interest on the unpaid principal balance of Tranche A hereof shall accrue at the rate of 5.25% per annum, provided that in the event that the Security Event does not occur prior to the Security Deadline for any reason whatsoever, then notwithstanding anything contained herein, interest on the unpaid principal balance of Tranche A hereof shall be increased to accrue at the rate of 6.00% per annum at all times thereafter from the Security Deadline until the same becomes due and payable on the Maturity Date, or such earlier due date or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Agreements (subject to the Default Rate). The Company shall pay the interest accrued under Tranche A quarterly in arrears on the first business day of each consecutive calendar quarter (each an "Interest Payment Date") beginning on January 2, 2003. Subject to the terms of this Section 1, the Company shall have the right to satisfy such interest payment ("Tranche A Interest") in full in cash or in shares of Common Stock (or a combination thereof) at the Company's option. All holders of Notes must be treated equally (proportionate to their original principal amounts) with respect to the payment of interest.

               (ii) Tranche B. Interest on the unpaid principal balance of Tranche B hereof shall accrue at the rate of 6.00% per annum. The Company shall pay the interest accrued under Tranche B quarterly in arrears on each Interest Payment Date beginning on January 2, 2003. Such interest payment shall be paid in cash only.

          (b) Quarterly Payments. Subject to the terms of this Section 1, the Company shall repay US$160,000 of the original principal amount of Tranche A under this Note, together with interest accrued to date on such portion of the original principal amount plus all other accrued an unpaid interest on Tranche A hereunder plus any and all default payments owing under the Agreements but not previously paid (collectively, "Quarterly Amount"), on the first business day of each consecutive calendar quarter (each a "Repayment Date") beginning on January 2, 2004. All interest and principal repayments included within the Quarterly Amount shall be applied only against Tranche A. Subject to the terms of this Section 1, the Company shall have the right to satisfy payment of the Quarterly Amount in full on each Repayment Date either in cash or in shares of Common Stock (or a combination thereof) at the Company's option.

          (c) Cash or Common Stock. The Company shall deliver to all the holders of Notes a written irrevocable notice in the form of Exhibit B attached hereto ("Election Notice") electing to pay the Tranche A Interest and Quarterly Amount in full on such Interest Payment Date and Repayment Date (together, "Payment Date"), respectively, in either cash or Common Stock or a combination thereof (specifying such combination). Such Election Notice shall be delivered at least ten (10) Trading Days prior to the applicable Payment Date but no more than twenty (20) Trading Days prior to such Payment Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the payment shall be made in either cash or shares of Common Stock or a combination thereof on the same terms hereunder at the Holder's sole option. If the Company elects or is required to pay any portion of the Tranche A Interest or Quarterly Amount in cash on a Payment Date, then on such Payment Date the Company shall pay to the Holder an amount equal to such portion of the Tranche A Interest and/or Quarterly Amount elected to be paid in cash in satisfaction of such obligation. If the Company elects or is required to repay any portion of the Tranche A Interest and/or Quarterly Amount in shares of Common Stock, the number of such shares to be issued for such Payment Date shall be the number determined by dividing (x) the portion of the Tranche A Interest and/or Quarterly Amount, as the case may be, elected to be paid in stock, by (y) the Market Price as of such Payment Date. ADRs representing such shares shall be issued and delivered within three (3) Trading Days following such Payment Date, and such shares and ADRs shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If any Holder does not receive the requisite number of ADRs in the form required above within such three Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such ADRs or
     (b) canceling such election (whether by the Company or Holder) to pay the Tranche A Interest and/or Quarterly Amount in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash the full Tranche A Interest and/or Quarterly Amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock. Except as otherwise provided in this Section 1, all holders of Notes must be treated equally (on a proportionate basis) with respect to such payment of the Tranche A Interest and Quarterly Amount in shares of Common Stock represented by ADRs.

               (i) No Effective Registration. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to repay the Tranche A Interest and/or Quarterly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date if at any time from the Notice Date until the time at which the Holders receive such shares there fails to exist Effective Registration (defined below) or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

               (ii) Ownership/Issuance Limitations. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Tranche A Interest or Quarterly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date to the extent, and only to the extent, that such repayment in ADRs would result in the Holder hereof exceeding the limitations contained in Section 3(i) below. If such stock payment cannot be made because it would violate only Section 3(i)(A) below, then (i) the Company on the Payment Date shall pay such portion of the Tranche A Interest and/or Quarterly Amount, as the case may be, in shares of Common Stock as may be effected without exceeding such limitation, and (ii) the Payment Date for the balance of the Tranche A Interest and/or Quarterly Amount, as the case may be, shall be extended until such time as such stock payment can be made without violating Section 3(i)(A). If such stock payment cannot be made because it would violate Section 3(i)(B) below, then at the Holder's option the Company shall pay such Tranche A Interest and Quarterly Amount in cash. If any portion of any Tranche A Interest or Quarterly Amount remains unpaid as of the Maturity Date for Tranche A hereunder, such amount shall be paid in cash on such Maturity Date (unless accelerated hereunder pursuant to Section 4 below).

               (iii) Deemed Conversions. Any repayment of the Tranche A Interest or Quarterly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the Principal Amount of Tranche A of this Note for all purposes under this Note and the other Agreements (except that such conversion shall be at the Market Price and except as otherwise provided herein).

          (d) Tranche B Demand Repayment. At any time and from time to time during the period beginning on May 31, 2003 and ending on the Maturity Date for Tranche B (December 31, 2005), the Holder hereof may demand payment of any or all of the principal amount outstanding under Tranche B by delivering to the Company a written notice specifying the principal amount to be repaid and the date on which such amount shall be repaid (each a "Tranche B Repayment Date"). Such notice may be delivered at any time provided that it must be delivered at least 30 days prior to any Tranche B Repayment Date. On each Tranche B Repayment Date the Company shall pay to Holder such principal amount designated in such notice, together with all accrued but unpaid interest on such principal amount, in cash by wire transfer in accordance with the terms hereof. The entire Principal Amount of Tranche B outstanding as of the Maturity Date for Tranche B (December 31, 2005) shall be paid to Holder in full on such date.

          (e) Payments by the Company. Any payment by the Company to the Holder hereunder, whether for principal, interest or otherwise, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by law.

     SECTION 2. Security and Guaranty. The Company's obligations under this Note and the other Agreements are guaranteed by the German Subsidiary pursuant to the Subsidiary Guaranty. The Company shall use its best efforts to cause the Security Event to occur on or prior to the date which is 90 days following the Closing Date. Following the Security Event, the Company's and the German Subsidiary's obligations under this Note, the Guaranty and the other Agreements shall be secured by the Lien Property pursuant to the terms of this Note, the Guaranty, Mortgage and other Agreements. As compensation for the lack of security under this Note, if the Security Event does not occur prior to the date which is 90 days following the Closing Date for any reason whatsoever, then within three (3) business days following such date the Company shall pay to the Holder US$20,000 in cash by wire transfer and such amount shall constitute an amount payable under this Note (and if not paid shall constitute an Event of Default hereunder). In addition, if the Security Event does not occur prior to the Security Deadline for any reason whatsoever, then the Conversion Price hereunder shall be automatically reduced to equal $1.25 (as such figure shall be subject to adjustment as provided herein for adjustments to the Conversion Price).

     SECTION 3. Conversion.

          (a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile. Except for forced conversion as set forth in Section 3(j) below, all conversions elected by the Holder hereunder shall be applied against the Tranche designated by the Holder in the Conversion Notice. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 3(i) below. For clarification purposes, any conversions of the outstanding Principal Amount under this Note in part pursuant to this Section 3(a) shall not affect the Company's obligation to repay the Quarterly Amount as provided in Section 1 above.

          (b) Common Stock/ADR Issuance Upon Conversion.

               (i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price. Such shares of Common Stock shall be represented by ADRs. The date of any Conversion Notice hereunder and any Repayment Date shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion or payment for the Quarterly Amount hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

               (ii) Stock Certificates or DWAC. The Company will deliver or cause to be delivered to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions, evidencing the ADRs representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates evidencing ADRs issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such ADRs issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such ADRs are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such ADRs thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such ADRs (whether or not through DTC) pursuant to this Section 3(b) (free of any restrictions on transfer or legends, if such shares and ADRs have been registered) in accordance herewith, prior to the sixth Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, an amount equal to 2% of the Principal Amount per month.

          (c) Conversion Price Adjustments.

               (i) Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Notes are outstanding
          (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               As used herein, the Affected Conversion Prices (each an "Affected Conversion Price") shall refer to: (i) the Conversion Price; (ii) each reported daily closing bid price of the Common Stock on the Principal Market occurring on any Trading Day included in the period used for determining the Market Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

               (ii) Distributions. If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock (or ADRs representing such Common Stock) at the lower of the Conversion Price and the then applicable Market Price immediately prior to the record date for such distribution.

               (iii) Common Stock Issuances. In the event that the Company or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price which is less than the greater of (I) the closing sale price per ADR on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price"), or (II) the Conversion Price, then in each such case the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
          (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Conversion Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

               The foregoing provision of this subsection shall not apply to issuances or sales pursuant to the Company's duly adopted employee or director bona fide options plans and/or compensation arrangements or to sales of Common Stock at a Per Share Selling Price which is equal to or greater than $1.75 (as such figure shall be appropriately and equitably adjusted for stock splits, stock dividends and similar events). For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Affected Conversion Price shall be used.

               (iv) Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (v) Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

               (vi) Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the lower of the Conversion Price and the then applicable Market Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the greater of (i) 125% of the outstanding Principal Amount being redeemed and (ii) the product of (x) the average of the Fair Market Price for the five (5) Trading Days immediately preceding the Holder's election to have its Notes redeemed and (y) the Conversion Ratio. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               (vii) Notice of Certain Events. If:

                    A. the Company shall declare a dividend (or any other
               distribution) on its Common Stock; or

                    B. the Company shall declare a special nonrecurring cash
               dividend on or a redemption of its Common Stock; or

                    C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                    E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

               then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock (or ADRs) for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

          (d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this
     Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

          (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of ADRs, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of an ADR at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of an ADR, one whole ADR.

          (f) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock or ADRs upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock or ADRs are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

          (g) Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company's principal executive offices.

          (h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (New York Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (New York Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

          (i) Conversion Limitations.

               (A) 9.9% Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock (directly or indirectly through ADRs) that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" at such time (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right
          (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

               (B) Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holders of Notes, together the number of shares issued under the Warrants, shall not exceed the Maximum Common Stock Issuance, unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the Memorandum and Articles of Association of the Company, as provided in the Purchase Agreement.

          (j) Forced Conversion. Subject to the terms hereof, in the event that the closing bid price per ADR as reported by the Principal Market is greater than $2.50 (as such figure shall be appropriately and equitably adjusted for stock splits, stock combinations and reorganizations) for twenty (20) consecutive Trading Days, the Company shall have the right to compel the Holder to convert all or a portion of Tranche B hereunder (and only Tranche B, not Tranche A) at the Conversion Price in effect on the conversion date; provided, however, that (1) the Company shall provide at least ten (10) Trading Days prior written notice ("Forced Conversion Notice") to Holder of its election hereunder, specifying the principal amount of Tranche B to be converted and the date by which the Holder must have converted such principal amount ("Forced Conversion Date") and, (2) the Company must deliver the Forced Conversion Notice no earlier than the end of such 20-Trading Day period and no later than three (3) Trading Days following the end of such 20-Trading Day period, (3) the closing bid price per ADR shall exceed such $2.50 figure (as adjusted for stock splits, stock combinations and reorganizations) at the time of delivery of the Forced Conversion Notice and on each Trading Day thereafter through and including the Forced Conversion Date, (4) there shall be Effective Registration at all times during such 20-Trading Day period and all times thereafter through and including the Forced Conversion Date, and (5) the Holder may continue to convert any or all of this Note after receiving the Company's election notice under this Section (which conversions shall be applied against the principal amount required to be converted on the Forced Conversion Date unless specified otherwise by the Holder). Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Note contained herein. Notwithstanding anything to the contrary herein, the Company shall be prohibited from forcing conversion hereunder to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in Section 3(i) below.

     SECTION 4. Defaults and Remedies.

     (a) Events of Default. An "Event of Default" is:

          (i) a default in payment of any Quarterly Amount or other Principal Amount under any of the Notes on or after the date such payment is due, which default continues for five (5) Business Days after written notice of such non-payment has been received by the Company, or a default in payment of accrued but unpaid interest under any of the Notes on or after the date such payment is due, which default continues for ten (10) days after written notice of such non-payment has been received by the Company;

          (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates for ADRs within the third Trading Day following the Conversion Date;

          (iii) failure by the Company or the German Subsidiary for thirty (30) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Purchase Agreement, the Registration Rights Agreement, the Subsidiary Guaranty, the Mortgage (if executed) or the Warrants or any other agreement between the Holder and the Company or the German Subsidiary (including without limitation the failure to issue the requisite number of shares of Common Stock and ADRs upon conversion hereof and the failure to redeem Notes upon the Holder's request following a Change in Control Transaction pursuant to this Note);

          (iv) any representation, warranty or statement made or furnished by the Company or any of its subsidiaries to the Holder (or any collateral agent on behalf of the Holder) under the Purchase Agreement, Registration Rights Agreement, Subsidiary Guaranty, Mortgage or Warrants, or any other agreement between the Holder and the Company or the German Subsidiary, or any certificate of schedule required thereby, is false or misleading in any material respect when made such that the facts, events or circumstances causing or constituting such false or misleading representation, warranty or statement resulted in, or could reasonably be expected to or may result in, a Material Adverse Effect;

          (v) the Subsidiary Guaranty or, if executed the Mortgage, ceases to be in full force and effect (including without limitation, if the Mortgage is executed, failure to create a valid first priority lien on and security interest in the Lien Property at any time for any reason after the Security Deadline);

          (vi) if the Mortgage is executed, any material adverse change in the condition, value or operation of a material portion of the Lien Property;

          (vii) any acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries for in excess of $1 million or for money borrowed the repayment of which is guaranteed by the Company or any of its subsidiaries for in excess of $1 million, whether such indebtedness or guarantee now exists or shall be created hereafter;

          (viii) the dissolution or termination of the Company or the German Subsidiary as a going concern;

          (ix) if there occurs any Bankruptcy Event;

          (x) in the event the Mortgage is executed, if any of the Taxes (as defined in the Guaranty) are not paid when same are due and payable or if the Policies (as defined in the Guaranty) are not kept in full force and effect; or

          (xi) in the event the Mortgage is executed, if without the consent of the Collateral Agent (which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Collateral Agent) any part of the Lien Property or any interest of any nature whatsoever therein is in any manner, by operation of law or otherwise, whether directly or indirectly, further encumbered, sold, transferred, assigned or conveyed, and irrespective of whether any such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason or operation of law or is otherwise made.

     (b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (viii) and
(ix) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 115% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder's acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder's request. The remedies under this Note shall be cumulative. In addition to and without in any way limiting the foregoing and in addition to all other rights and remedies available under law, in equity or otherwise, upon an Event of Default the Holder may enforce and pursue any and all of its rights and remedies under the Guaranty and, if executed, the Mortgage.

     SECTION 5. General.

     (a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

     (b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

     (c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holders of 75% of the Principal Amount of all Notes.

     (d) Assignment, Etc. The Holder may assign or transfer this Note to any transferee provided that the Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

     (e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

     (f) Governing Law; Jurisdiction.

          (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

          (ii) Jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, and any courts having competent jurisdiction within the Republic of Ireland, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

          The Company agrees that the service of process upon it mailed by certified or registered mail or by facsimile with either electronic confirmation or followed by regular mail (and service so made shall be deemed complete three days after the same has been faxed or posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (iii) No JURY Trial. The COMPANY hereto KNOWINGLY and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

     (g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.


                                   TRINITY BIOTECH PLC


                                   By: /s/ Maurice Hickey
                                       -----------------------------------------
                                   Name: Maurice Hickey
                                   Title: CFO



Attest:



Sign: /s/ Ronan O'Caoimh
      --------------------------
      Print Name: Ronan O'Caoimh

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the Holder
in order to convert a Note)

          Re: Note (this "Note") issued by TRINITY BIOTECH PLC to _____________________ on or about November ____, 2002 in the original principal amount of $__________.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in this Note) indicated below of this Note into shares of Common Stock, IR(pound)$0.01 nominal value per share (the "Common Stock"), of TRINITY BIOTECH PLC (the "Company"), represented by ADRs, according to the conditions hereof, as of the date written below. If shares or ADRs are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in Section 3(i)(A) of this Note.

Conversion information:
                        --------------------------------------------------------
                        Date to Effect Conversion


                        --------------------------------------------------------
                        Aggregate Principal Amount of Note Being Converted


                        --------------------------------------------------------
                        Number of ADRs (representing shares of Common Stock) to be Issued


                        --------------------------------------------------------
                        Applicable Conversion Price

                        If applicable, apply conversion against (circle one):

                               Tranche A          -or-               Tranche B


                               -------------------------------------------------
                               Signature

                               -------------------------------------------------
                               Name

                               -------------------------------------------------
                               Address

                                    EXHIBIT B

                        FORM OF REPAYMENT ELECTION NOTICE

To:  [Holder at Holder's Address]

     Pursuant to Section 1(c) of Note No. ______ of TRINITY BIOTECH PLC issued to you (or your assignor or predecessor-in-interest) on November __, 2002, we hereby notify you that we are irrevocably electing to pay the outstanding Tranche A Interest and/or Quarterly Amount due on the Interest Payment Date and/or Repayment Date (as such terms are defined in the Note), respectively, which occurs on _____________, 200__, as follows:

                  Tranche A Interest
                  ------------------
                  (check one)

------------      In full in cash on such Interest Payment Date.

------------      In full in ADRs representing shares of the Company's
                  Common Stock within three (3) Trading Days following such Interest Payment Date.

------------      In the following combination of cash and stock (complete):

                           $_________ in cash, and

                           $_________ in ADRs representing shares of the Company's Common Stock within three (3) Trading Days following such Interest Payment Date.

                  Quarterly Amount
                  ----------------
                  (check one)

-------------     In full in cash on such Repayment Date.

-------------     In full in ADRs representing shares of the Company's
                  Common Stock within three (3) Trading Days following such Repayment Date.

-------------     In the following combination of cash and stock (complete):

                           $_________ in cash, and

                           $_________ in ADRs representing shares of the Company's Common Stock within three (3) Trading Days following such Repayment Date.

                                TRINITY BIOTECH PLC

                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title: